SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) September 9, 2010

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number

1-08788	NV ENERGY, INC.	88-0198358
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 895146
(702) 402-5000

2-28348	NEVADA POWER COMPANY	88-0420104
d/b/a NV Energy
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 895146
(702) 402-5000
None
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
Incorporation of Certain Documents by Reference
     On September 9, 2010, Nevada Power Company d/b/a NV Energy, Inc. (“Nevada Power”), a wholly-owned subsidiary of NV Energy, Inc., entered into a purchase agreement with Barclays Capital Inc. and J.P. Morgan Securities LLC as representatives of the several underwriters party thereto, related to the issuance of $250 million of Nevada Power’s 5.375% General and Refunding Mortgage Notes, Series X, due 2040 (the “Series X Notes”). The purchase agreement is filed herewith as Exhibit 1.1, the form of the Officer’s Certificate which sets forth the terms of the Series X Notes is filed herewith as Exhibit 4.1, an opinion of Choate, Hall & Stewart LLP is filed herewith as Exhibit 5.1, an opinion of Woodburn and Wedge is filed herewith as Exhibit 5.2 and a Statement of Eligibility of the Trustee on Form T-1 is filed herewith as Exhibit 25.1.
     The Series X Notes are expected to be issued on or about September 14, 2010, subject to certain conditions stated in the purchase agreement. The Series X Notes will be issued under a shelf registration statement originally filed with the SEC on August 20, 2010 (No. 333-168984-02). Nevada Power has filed a prospectus supplement with the SEC in connection with the issuance of the Series X Notes.
     The net proceeds from the issuance of the Series X Notes, after deducting the underwriters’ discount and the issuer’s estimated expenses, will be approximately $246.5 million. Nevada Power intends to use approximately $230.6 million of the net proceeds from the offering to redeem (i) approximately $206 million aggregate amount of fixed rate unsecured tax-exempt local furnishing bonds and (ii) approximately $20 million aggregate amount of unsecured tax-exempt pollution control revenue bonds. The issuer intends to use the remaining net proceeds to repay amounts outstanding under its Revolving Credit Facility with Wells Fargo Bank, N.A.
     This Current Report on Form 8-K is being filed by Nevada Power for the purpose of filing exhibits to the registration statement for the issuance of the Series X Notes. All such exhibits are hereby incorporated by reference into the registration statement and related prospectus supplement by reference.
*      *       *
     This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, and there shall not be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The sale of securities by Nevada Power is being made only by means of a prospectus and related prospectus supplement.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits — The following exhibits are filed with this form 8-K:

Ex. 1.1	Purchase Agreement, dated September 9, 2010 by and among Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters party thereto and Nevada Power Company d/b/a NV Energy

Ex. 4.1	Form of Officer’s Certificate establishing the terms of Nevada Power Company’s 5.375% General and Refunding Mortgage Notes, Series X, due 2040

Ex. 5.1	Opinion of Choate, Hall & Stewart LLP

Ex. 5.2	Opinion of Woodburn and Wedge

Ex. 25.1	Statement of Eligibility of Trustee on Form T-1 of the Bank of New York Mellon Trust Company N.A. for Nevada Power Company d/b/a NV Energy

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

NV Energy, Inc. (Registrant)
Date: September 10, 2010	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer

Nevada Power Company (Registrant)
Date: September 10, 2010	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer